UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 16, 2008

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OMNI FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328
 (Address of principal executive offices)
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(770) 396-0000
(Registrant’s telephone number, including area code)
_______________________________

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2008, Eliot Arnovitz submitted his resignation as a director of Omni Financial Services, Inc. (the “Company”) and its subsidiary, Omni National Bank (the “Bank”), effective on that date.  His service as Chairman of the Loan Committee terminated with his resignation as a director.  Mr. Arnovitz has advised us that his resignation was not due to any disagreement with the Company.

On April 16, 2008, Peter Goodstein also submitted his resignation as a director of the Company and the Bank, effective April 18, 2008.  His services as Chairman of the Nominating and Governance Committee and a member of the Loan Committee terminated with his resignation as a director.  Mr. Goodstein has advised us that his resignation was not due to any disagreement with the Company.

The Company previously announced that Messrs. Arnovitz and Goodstein did not intend to seek nomination for additional terms as directors.  The Company expects that the vacancies resulting from their resignations will be filled following completion of a search.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: April 18, 2008	By:	/s/ Shaun Williams
		Name:	Shaun Williams
		Title:	Executive Vice President and Chief Financial Officer